Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 1, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of National Beverage Corp. on Form 10-K for the year ended May 2, 2026. We consent to the incorporation by reference of said reports in the Registration Statement of National Beverage Corp. on Form S-8 (File No. 333-97415).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

July 1, 2026